Exhibit 99.1

PMC-Sierra Reports Second Quarter 2004 Results; Net Revenues Grow 9% Sequentially and 42% Year-over-Year

    SANTA CLARA, Calif.--(BUSINESS WIRE)--July 15, 2004--

                   - Q2 Net Revenues: $85.7 million
 - Q2 Non-GAAP Net Income: $14.9 million or $0.08 per share (diluted)
   - Q2 GAAP Net Income: $15.4 million or $0.08 per share (diluted)

    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based microprocessors, today reported its second quarter results for the period ended June 27, 2004.
    Net revenues in the second quarter of 2004 were $85.7 million compared with $78.7 million for the first quarter of 2004 and $60.4 million for the same period a year ago. This represented an increase in revenues of 9 percent sequentially and 42 percent on a year-over-year basis.
    Net income in the second quarter of 2004 on a non-GAAP basis was $14.9 million (non-GAAP diluted earnings per share of $0.08) compared with non-GAAP net income of $10.8 million (non-GAAP diluted earnings per share of $0.06) in the first quarter of 2004. GAAP net income in the second quarter of 2004 was $15.4 million (GAAP diluted earnings per share of $0.08). This compares to GAAP net income of $16.8 million in the first quarter of 2004 (GAAP diluted earnings per share of $0.09).
    Non-GAAP net income in the second quarter of 2004 excludes a $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for and $0.2 million income tax effect related to this non-GAAP adjustment (for a full reconciliation of GAAP versus non-GAAP financials on a quarterly basis, please see the schedule on page 7 of this release). The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and planning for the Company's future periods. However, non-GAAP measures are neither in accordance with, nor are they a substitute for, GAAP measures.
    "PMC-Sierra's revenue increased in the second quarter as business trends in the service provider sector continued to improve," said Bob Bailey, president and chief executive officer of PMC-Sierra. "The R&D investments that we have made over the last three years are paying off as we see the growth in newer products continuing."

    New products and announcements in Q2 2004 include the following:

  - ADM 622: PMC-Sierra introduced the ADM 622 optical access device for use in remotely deployed SONET/SDH Add/Drop Multiplexers (ADMs) and Terminal Multiplexers. The highly integrated ADM 622 device enables system designers to build robust, small footprint carrier-class equipment that extends legacy and next-generation services to small and mid-sized enterprises. The device is targeted at the access and metro-edge markets of the telecommunications industry. By integrating numerous features into a single chip, PMC-Sierra continues to help its customers reduce the cost of developing and deploying carrier-class equipment.

  - RM9150(TM) Microprocessor: We introduced the RM9150 MIPS-based microprocessor, the first System-on-Chip based on the Company's system interconnect which offers an unprecedented level of feature integration together with leading microprocessor performance. The interconnect, called the Fast Device Bus(TM), fully leverages the performance of PMC-Sierra's 1GHz E9000(TM) microprocessor and supports high-throughput peripherals such as a 200 MHz 64-bit DDR SDRAM controller, a 600 MHz HyperTransport(TM) interface, as well as two Gigabit Ethernet MACs, and dual PCI interfaces. The RM9150 microprocessor is targeted at networking, storage, industrial control, printer, and advanced consumer applications.

  - Serial Attached SCSI (SAS) Expander: We announced two edge expander devices optimized for Serial Attached SCSI (SAS) enterprise-class server applications. The SXP 12x3G and SXP 6x3G products provide feature-rich and low-cost implementations of the SAS 3 Gbit/s SCSI standard. These devices provide SAS storage systems with a high performance interconnect to seamlessly interface one or more host controllers to SAS or Serial ATA (SATA) Hard Disk Drives.

  - Clock Generator: We introduced the CM5470 system clock generator that is compatible with our 200 to 900 MHz MIPS-based microprocessors and optimized for MIPS-based printer and consumer applications. The CM5470 device provides a single-chip clocking solution to drive all of the components commonly implemented alongside MIPS(R) processors, including CPU clocks, USB, LAN, PCI, and RAM clocks.

    Second Quarter 2004 Conference Call

    Management will review the second quarter 2004 results and provide guidance for the third quarter of 2004 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on July 15, 2004. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at www.pmc-sierra.com/investorNews. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2629 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 or 1-888-203-1112 (replay access code is 151413). A replay of the webcast will be available for five business days.

    Third Quarter 2004 Conference Call

    PMC-Sierra will be releasing its results for the third quarter of 2004 on October 14, 2004. A conference call will be held that day to review the quarter and provide an outlook for the fourth quarter of 2004.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements regarding business trends in the service provider sector and growth in sales of newer products are subject to risks and uncertainties. PMC-Sierra's actual results may differ from these projections. Service providers, corporations and consumers may not maintain or increase their purchases of equipment containing PMC-Sierra's products, particularly equipment incorporating PMC-Sierra's newer products. The Company's SEC filings describe more fully the risks associated with market trends and sales of newer products, including rapid changes in demand due to customer inventory levels and production schedules, fluctuations in demand for networking equipment, and customer concentration. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of high speed broadband communications semiconductors and MIPS-based(TM) processors for enterprise, access, metro, storage, wireless infrastructure and advanced consumer electronics equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2004. All rights reserved. E9000, Fast Bus Device, PMC, PMCS, PMC-Sierra, RM9150 and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.





                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                             Three Months Ended
                                       -----------------------------
                                         Jun 27,   Mar 28,   Jun 29,
                                        2004 (1)  2004 (2)  2003 (3)
Net revenues
 Networking                            $ 85,703  $ 78,660  $ 59,610
 Non-networking                               -         -       768
                                       --------- --------- ---------
 Total                                   85,703    78,660    60,378

Gross profit $
 Networking                              61,209    54,903    38,748
 Non-networking                               -         -       329
                                       --------- --------- ---------
 Total                                   61,209    54,903    39,077
                                       --------- --------- ---------

Gross profit %
 Networking                               71.4%     69.8%     65.0%
 Non-networking                               -         -     42.8%
 Total                                    71.4%     69.8%     64.7%

Other costs and expenses:
 Research and development                30,689    28,802    32,173
 Marketing, general and administrative   12,203    11,925    12,151
                                       --------- --------- ---------
Non-GAAP income (loss)
 from operations                         18,317    14,176    (5,247)

Interest and other income
 (expense), net                             978       826      (106)
                                       --------- --------- ---------
Non-GAAP income (loss) before
 provision for income taxes              19,295    15,002    (5,353)

Provision for (recovery of)
 income taxes                             4,374     4,200    (1,499)
                                       --------- --------- ---------
Non-GAAP net income (loss)             $ 14,921  $ 10,802  $ (3,854)
                                       --------- --------  ---------
                                       --------- --------  ---------

Non-GAAP net income (loss)
 per share - diluted                     $ 0.08    $ 0.06   $ (0.02)

Shares used to calculate non-GAAP net
 income (loss) per share - diluted      190,136   192,300   172,289

Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for and $0.2 million income tax effect related to this non-GAAP adjustment.

(2) $0.7 million amortization of deferred stock compensation, $1.8 million loss on extinguishment of debt and $8.6 million gain on sale of an investment.

(3) $0.01 million amortization of deferred stock compensation, a $7.3 million charge for restructuring costs and $2.0 million net gain on other investments. The $7.3 million restructuring charge is comprised of $4.0 million for consolidation of excess facilities, $1.3 million of asset impairments, $1.1 million for obligations incurred in connection with the closure of development sites and $0.8 million for workforce reduction. The $2.0 million net gain on other investments is comprised of a $5.5 million gain on sale of other investments and a $3.5 million charge for impairment of other investments.



                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                 Six Months Ended
                                             -----------------------
                                                Jun 27,    Jun 29,
                                                2004 (4)   2003 (5)
Net revenues
 Networking                                   $ 164,363   $ 114,996
 Non-networking                                       -         768
                                             ----------- -----------
 Total                                          164,363     115,764

Gross profit $
 Networking                                     116,112      72,249
 Non-networking                                       -         329
                                             ----------- -----------
 Total                                          116,112      72,578
                                             ----------- -----------

Gross profit %
 Networking                                       70.6%       62.8%
 Non-networking                                       -       42.8%
 Total                                            70.6%       62.7%

Other costs and expenses:
 Research and development                        59,491      63,121
 Marketing, general and administrative           24,128      24,767
                                             ----------- -----------
Non-GAAP income (loss)
 from operations                                 32,493     (15,310)

Interest and other income (expense), net          1,804         442
                                             ----------- -----------
Non-GAAP income (loss) before
 provision for income taxes                      34,297     (14,868)

Provision for (recovery of) income taxes          8,574      (4,164)
                                             ----------- -----------
Non-GAAP net income (loss)                    $  25,723   $ (10,704)
                                             ----------- -----------
                                             ----------- -----------

Non-GAAP net income (loss)
 per share - diluted                             $ 0.13     $ (0.06)

Shares used to calculate non-GAAP net
 income (loss) per share - diluted              191,218     171,846

Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:


(4) $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for, $0.7 million amortization of deferred stock compensation, $1.8 million loss on extinguishment of debt, $8.6 million gain on sale of an investment and $0.2 million income tax effect related to these non-GAAP adjustments.

(5) $0.4 million amortization of deferred stock compensation, a $13.9 million charge for restructuring costs, $2.5 million net gain on other investments and $1.9 million income tax effect related to these non-GAAP adjustments. The restructuring charge of $13.9 million is comprised of $7.2 million for workforce reduction, $4.3 million for consolidation of excess facilities, $1.3 million of asset impairments and $1.1 million for obligations incurred in connection with the closure of development sites. The $2.5 million net gain on other investments is comprised of $6.0 million gain on sale of other investments and a $3.5 million charge for impairment of other investments.

As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for income
(loss) from operations, net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                            Three Months Ended
                                    --------------------------------
                                       Jun 27,    Mar 28,    Jun 29,
                                        2004      2004        2003

Non-GAAP net income (loss)           $ 14,921   $ 10,802   $ (3,854)

Amortization of deferred
 stock compensation                         -       (697)       (13)
Reversal of provision for excess
 inventory resulting from the
 sale of inventory that was
 preiously provided for                   651          -          -
Restructuring costs                         -          -     (7,260)
Impairment of other investments             -          -     (3,500)
Loss on extinguishment of debt              -     (1,845)         -
Gain on sale of investments                 -      8,587      5,462
Income tax effect of above items         (163)         -          -
                                    ---------- ---------- ----------
GAAP net income (loss)               $ 15,409   $ 16,847   $ (9,165)
                                    ---------- ---------- ----------
                                    ---------- ---------- ----------



                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                                 Six Months Ended
                                              ----------------------
                                                 Jun 27,     Jun 29,
                                                   2004        2003

Non-GAAP net income (loss)                     $ 25,723   $ (10,704)

Amortization of deferred stock compensation        (697)       (425)
Reversal of provision for excess inventory
 resulting from the sale of inventory
 that was preiously provided for                    651           -
Restructuring costs                                   -     (13,904)
Impairment of other investments                       -      (3,500)
Loss on extinguishment of debt                   (1,845)          -
Gain on sale of investments                       8,587       5,993
Income tax effect of above items                   (163)      1,860
                                              ---------- -----------
GAAP net income (loss)                         $ 32,256   $ (20,680)
                                              ---------- -----------
                                              ---------- -----------


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                             Three Months Ended
                                       -----------------------------
                                        Jun 27,   Mar 28,   Jun 29,
                                          2004      2004      2003
Net revenues
 Networking                            $ 85,703  $ 78,660  $ 59,610
 Non-networking                               -         -       768
                                       --------- --------- ---------
 Total                                   85,703    78,660    60,378

Cost of revenues                         23,843    23,757    21,301
                                       --------- --------- ---------
 Gross profit                            61,860    54,903    39,077

Other costs and expenses:
 Research and development                30,689    28,802    32,173
 Marketing, general and administrative   12,203    11,925    12,151
 Amortization of deferred
  stock compensation:
   Research and development                   -         -       (82)
   Marketing, general and
    administrative                            -       697        95
 Restructuring costs                          -         -     7,260
                                       --------- --------- ---------
Income (loss) from operations            18,968    13,479   (12,520)

Interest and other income
 (expense), net                             978       826      (106)
Loss on extinguishment of debt                -    (1,845)        -
Gain on investments                           -     8,587     1,962
                                       --------- --------- ---------
Income (loss) before provision
 for income taxes                        19,946    21,047   (10,664)

Provision for (recovery of)
 income taxes                             4,537     4,200    (1,499)
                                       --------- --------- ---------
Net income (loss)                      $ 15,409  $ 16,847  $ (9,165)
                                       --------- --------- ---------
                                       --------- --------- ---------

Net income (loss) per
 common share - basic                    $ 0.09    $ 0.09   $ (0.05)

Net income (loss) per
 common share - diluted                  $ 0.08    $ 0.09   $ (0.05)

Shares used in per share
 calculation - basic                    179,570   178,409   172,289
Shares used in per share
 calculation - diluted                  190,136   192,300   172,289



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                  Six Months Ended
                                               ---------------------
                                                 Jun 27,    Jun 29,
                                                   2004       2003
Net revenues
 Networking                                    $ 164,363  $ 114,996
 Non-networking                                        -        768
                                               ---------- ----------
 Total                                           164,363    115,764

Cost of revenues                                  47,600     43,186
                                               ---------- ----------
 Gross profit                                    116,763     72,578

Other costs and expenses:
 Research and development                         59,491     63,121
 Marketing, general and administrative            24,128     24,767
 Amortization of deferred stock compensation:
  Research and development                             -        317
  Marketing, general and administrative              697        108
 Restructuring costs                                   -     13,904
                                               ---------- ----------
Income (loss) from operations                     32,447    (29,639)

Interest and other income (expense), net           1,804        442
Loss on extinguishment of debt                    (1,845)         -
Gain on investments                                8,587      2,493
                                               ---------- ----------
Income (loss) before provision
 for income taxes                                 40,993    (26,704)

Provision for (recovery of) income taxes           8,737     (6,024)
                                               ---------- ----------
Net income (loss)                              $  32,256  $ (20,680)
                                               ---------- ----------
                                               ---------- ----------

Net income (loss) per
 common share - basic                             $ 0.18    $ (0.12)

Net income (loss) per
 common share - diluted                           $ 0.17    $ (0.12)

Shares used in per share calculation - basic     178,989    171,846
Shares used in per share calculation - diluted   191,218    171,846




                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                            (unaudited)

                                                Jun 27,     Dec 28,
                                                  2004       2003
ASSETS:
Current assets:
 Cash and short-term investments (1)          $ 224,304   $ 411,928
 Accounts receivable, net                        28,961      21,645
 Inventories, net                                17,300      18,275
 Prepaid expenses and other current assets       14,335      12,547
                                             ----------- -----------
  Total current assets                          284,900     464,395

Investment in bonds and notes (1)               151,914      41,569
Other investments and assets                     13,969      11,336
Property and equipment, net                      18,273      20,750
Goodwill and other intangible assets, net        10,228       8,127
Deposits for wafer fabrication capacity           6,779       6,779
Deferred tax assets                                 659           -
                                             ----------- -----------
                                              $ 486,722   $ 552,956
                                             ----------- -----------
                                             ----------- -----------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $ 22,524    $ 27,356
 Accrued liabilities                             46,708      50,240
 Income taxes payable                            44,771      36,171
 Accrued restructuring costs                     12,250      16,413
 Deferred income                                 17,933      15,720
 Current deferred income taxes                       40       1,051
                                             ----------- -----------
  Total current liabilities                     144,226     146,951

3.75% Convertible subordinated notes
 due August 15, 2006                             68,071     175,000
Deferred tax liabilities                             74         189

PMC special shares convertible into 2,897
 (2003 - 2,921) shares of common stock            4,434       4,519

Stockholders' equity
 Capital stock and additional paid in capital   884,943     870,857
 Accumulated other comprehensive income            (884)      1,838
 Accumulated deficit                           (614,142)   (646,398)
                                             ----------- -----------
  Total stockholders' equity                    269,917     226,297
                                             ----------- -----------
                                              $ 486,722   $ 552,956
                                             ----------- -----------
                                             ----------- -----------

(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $376.2 million and $453.5 million at June 27, 2004 and December 28, 2003, respectively.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                  Six Months Ended
                                               ---------------------
                                                 Jun 27,   Jun 29,
                                                   2004      2003

Cash flows from operating activities:
 Net income (loss)                             $  32,256  $ (20,680)
 Adjustments to reconcile net income (loss)
 to net cash provided by (used in)
 operating activities:
  Depreciation and amortization                    8,694     16,712
  Impairment of other investments                      -      3,500
  Noncash restructuring costs                          -      1,311
  Loss on extinguishment of debt                   1,845          -
  Gain on sale of investments and other assets    (8,587)    (5,980)
  Reversal of write-down of excess inventory        (651)         -
  Changes in operating assets and liabilities:
   Accounts receivable                            (7,316)    (4,106)
   Inventories                                     1,626      4,363
   Prepaid expenses and other current assets      (3,616)    (1,037)
   Accounts payable and accrued liabilities       (5,008)    (3,410)
   Income taxes payable                            8,600     (5,948)
   Accrued restructuring costs                    (4,016)    (8,698)
   Deferred income                                 2,213       (980)
                                               ---------- ----------
    Net cash provided by (used in)
     operating activities                         26,040    (24,953)
                                               ---------- ----------

Cash flows from investing activities:
 Purchases of short-term
  held-to-maturity investments                         -    (16,538)
 Purchases of short term
  available-for-sale investments                    (288)   (54,701)
 Proceeds from sales and maturities of
  short-term held-to-maturity investments              -    105,364
 Proceeds from sales and maturities of
  short-term available-for-sale investments       13,521    139,005
 Purchases of long-term held-to-maturity
  investments in bonds and notes                       -    (95,874)
 Purchases of long-term available-for-sale
  investments in bonds and notes                (177,991)         -
 Proceeds from sales and maturities of
  long-term held-to-maturity
  investments in bonds and notes                      -     155,225
 Proceeds from sales and maturities of
  long-term available-for-sale
  investments in bonds and notes                 111,291          -
 Purchases of investments and other assets        (5,905)      (704)
 Proceeds from sale of investments
  and other assets                                10,094      8,406
 Proceeds from refund of wafer
  fabrication deposits                                 -      8,066
 Purchases of property and equipment              (5,220)    (2,346)
 Purchase of intangible assets                    (2,354)         -
                                               ---------- ----------
    Net cash provided by (used in)
     investing activities                        (56,852)   245,903
                                               ---------- ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes   (106,929)         -
 Proceeds from issuance of common stock            9,674      9,450
                                               ---------- ----------
    Net cash provided by (used in)
     financing activities                        (97,255)     9,450
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                           (128,067)   230,400
Cash and cash equivalents,
 beginning of the period                         292,811     75,833
                                               ---------- ----------
Cash and cash equivalents,
 end of the period                             $ 164,744  $ 306,233
                                               ---------- ----------
                                               ---------- ----------

    CONTACT: PMC-Sierra
             Alan Krock, VP Finance & CFO, 408-988-1204
             David Climie, Director, IR, 408-988-8276
             Susan Kirk, PR, 408-988-8515